UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 6, 2008

FLM MINERALS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-53160
(Commission File No.)

14-8 No. 58 Haidian Road
Haidian District
Beijing, P.R. China 100086
(Address of principal executive offices, including zip code.)

011 86 106261 6955
(telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

     On October 6, 2008, we terminated MacKay LLP, Chartered Accountants, 1100 - 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E as our independent registered public accounting firm. The decision to dismiss MacKay LLP as our independent registered public accounting firm was approved by our Board of Directors on October 6, 2008. Except as noted in the paragraph immediately below, the reports of MacKay LLP’s consolidated financial statements for the years ended November 30, 2007 and 2006 and for the period January 1, 2006 through November 30, 2007 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

     The reports of the MacKay LLP on our consolidated financial statements as of and for the years ended November 30, 2007 and 2006 and for the period December 1, 2007 through October 6, 2008 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered negative working capital, had experienced negative cash flows from continuing operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

     During the years ended November 30, 2007 and 2006 and for the period December 1, 2007 through May 31, 2008 and through October 6, 2008 we have not had any disagreements with MacKay LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to MacKay LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years or in connection with its reports in any subsequent interim period through the date of dismissal.

     During the years ended November 30, 2007 and 2006, and through October 6, 2008, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

     On October 6, 2008, we delivered a copy of this report to MacKay LLP. MacKay LLP issued its response. The response stated that it agreed with the foregoing disclosure. A copy of MacKay LLP’s response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

     On October 6, 2008, we engaged Kempisty & Company, Certified Public Accountants, P.C., 15 Maiden Lane, Suite 1003, New York, New York 10038, an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with Kempisty & Company, Certified Public Accountants, P.C. on any accounting issues prior to engaging them as our new auditors.

     During the two most recent fiscal years and through the date of engagement, we have not consulted with Kempisty & Company, Certified Public Accountants, P.C. regarding either:

1.

The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Kempisty & Company, Certified Public Accountants, P.C. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description of Exhibit
	16.1	Letter from MacKay LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant and in the capacities on this 6th day of October, 2008.

FLM MINERALS INC.
(Registrant)

BY:   XIN CHEN
         Xin Chen
         President, Principal Accounting Officer,
         Principal Executive Officer, Principal
         Financial Officer, Secretary, Treasurer and
         sole member of the Board of Directors.